As filed with the Securities and Exchange Commission on August 25, 1997.

                                                   Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                             _______________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 Under
                       The Securities Act of 1933
                            _______________

                            INTERSOLV, INC.
     (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                   52-0990382
     (State or Other Jurisdiction     (I.R.S. Employer Identification No.)
      of Incorporation or Organization)
                          9420 Key West Avenue
                      Rockville, Maryland  20850
                           (301) 838-5000
       (Address of Principal Executive Offices, Including Zip Code)

                         1992 EMPLOYEE STOCK
                            PURCHASE PLAN,
                             AS AMENDED
                      (Full Title of the Plan)

                         Kenneth A. Sexton
                          INTERSOLV, Inc.
                       9420 Key West Avenue
                     Rockville, Maryland  20850
               (Name and Address of Agent for Service)

                          (301) 838-5000
       (Telephone Number, Including Area Code, of Agent For Service)

                              Copy to:
                       Jeffrey E. Jordan, Esq.
                   Arent Fox Kintner Plotkin & Kahn
                     1050 Connecticut Avenue, N.W.
                      Washington, DC  20036-5339
                           _______________

                   CALCULATION OF REGISTRATION FEE
Title of Securities  Amount       Proposed        Proposed        Amount of
to be Registered     to be         Maximum         Maximum      Registration
                   Registered   Offering Price    Aggregate         Fee
                                Per Share (1)  Offering Price (1)
Common Stock;
$0.01 par value     560,000       $15,7375        $8,813,000     $2,670.61



(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the NASDAQ National Market within five business days prior to the date of filing.

                           PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan
     Annual Information*

*     Information required by Part I to be contained in a
     Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities
     Act") and the Note to Part I of Form S-8.

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission
(the "Commission") are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

     2.     All other reports filed pursuant to Section
          13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended April 30, 1997.

     3. Registrant's Form 8-A Registration Statement filed pursuant to Section 12 of the Exchange
          Act, containing a description of the
          Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel

     Not applicable.

Item 6.     Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) or the Delaware General
Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Fifth of the Registrant's Second Restated
Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section
102(b)(7) of the Delaware General Corporation Law, and provides that the Registrant shall indemnify its directors and officers to the full extent permitted by
Section 145 of the Delaware General Corporation Law.

     The Intersolv, Inc. 1992 Employee Stock Purchase
Plan (the "Plan") provides that the Registrant shall indemnify directors, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding, arising out of such director's actions with respect to administration of the Plan, in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such director shall be adjudicated not to have acted in good faith in the reasonable belief that such director's action was in the best interest of the Registrant.

     The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.     Exemption from Registration Claimed

     Not applicable.

Item 8.     Exhibits

     See Exhibit Index on page 7.

Item 9.     Undertakings

     (a)     The Registrant hereby undertakes:

          (1)     To file, during any period in which
     offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

               (ii)  To reflect in the prospectus any
          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in this Registration
          Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)     That, for the purpose of determining
     any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new
     Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of
     a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 25th day of August, 1997.


                              INTERSOLV, INC.


                              By:/s/ Kenneth A. Sexton
                                   Kenneth A. Sexton
                                   Senior Vice President,
                                   Finance & Administration
                                   and Chief Financial Officer

                          POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints
Kenneth A. Sexton his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


Signatures                    Title                Date


/s/Kevin J. Burns      Chairman of the Board,   August 25, 1997
Kevin J. Burns         Director



/s/Gary G. Greenfield  Director and             August 25, 1997
Gary G. Greenfield     Chief Executive Officer



/s/Kenneth A. Sexton   Senior Vice President,   August 25, 1997
Kenneth A. Sexton      Finance & Administration
                       (Principal Financial
                       Officer and Accounting
                       Officer)


/s/Russell E. Planitzer Director                 August 25, 1997
Russell E. Planitzer


/s/Richard A. Carpenter Director                 August 25, 1997
Richard A. Carpenter



/s/Robert N. Goldman   Director                 August 25, 1997
Robert N. Goldman



/s/Norman A. Bolz      Director                 August 25, 1997
Norman A. Bolz


/s/Charles O. Rossotti Director                 August 25, 1997
Charles O. Rossotti


/s/R. Craig Roos       Director                 August 25, 1997
R. Craig Roos



/s/Michel Berty        Director                 August 25, 1997
Michel Berty



/s/Frank A. Sola       Director                 August 25, 1997
Frank A. Sola


                              EXHIBIT INDEX


Exhibit

4. Instruments defining the rights of security holders

     (a)  The Intersolv, Inc.
          1992 Employee Stock Purchase Plan, as amended. Incorporated by reference to the exhibit of the same designation filed as an exhibit to the Registrant's Registration Statement on Form S-8 with respect to the 1992 Employee Stock Purchase Plan filed with the Commission on December 22, 1992.

     (b)  Amendments to the Intersolv, Inc. 1992 Employee
          Stock Purchase Plan. Incorporated by reference to the exhibit of the same designation filed as an exhibit of to the Registrant's Registration Statement n Form S-8, with respect to the 1992 Employee Stock Purchase Plan on July 1, 1996.

     (c)  Amendment to the Intersolv, Inc. 1992 Employee Stock
          Purchase Plan

5. Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of securities registered

23.  Consents of experts and counsel

     (a) Consent of Coopers & Lybrand L.L.P.
         Certified Public Accountants

     (b) Consent of Arent Fox Kintner
         Plotkin & Kahn (counsel): included in exhibit 5

24.  Power of Attorney: included on signature page.

                           AMENDMENT TO                    EXHIBIT 4(c)
                1992 EMPLOYEE STOCK PURCHASE PLAN



     Section 12(a) of the Intersolv, Inc. 1992 Employee
Stock Purchase Plan is hereby amended as follows:

12.     Stock.

     (a)     Subject to adjustment upon changes in
capitalization of the Company as provided in Paragraph
17, the maximum number of shares of Common Stock which shall be made available for sale under the Plan is 1,200,000 shares. Subject to adjustment as provided in Paragraph 17, the maximum number so available during each Offering is 1,200,000. If the total number of Shares for which options are exercised on any Offering Termination
Date in accordance with Paragraph 8 exceeds the maximum number available under such Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible.



                    EXHIBIT 5

             Arent, Fox, Kintner, Plotkin & Kahn
                  1050 Connecticut Ave., NW
                Washington, D.C.  20036-5339

                       August 25, 1997

The Board of Directors
Intersolv, Inc.
9420 Key West Avenue
Rockville, Maryland  20850

Gentlemen:

     We have acted as counsel to Intersolv, Inc., (the
"Company"), with respect to the Company's Registration
Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 560,000 shares of Common Stock, value $0.01 per share (the "Shares"), subject to the Intersolv, Inc. 1992 Employee Stock Purchase Plan, as amended (the "Purchase Plan").

     As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

     We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

     Based on the foregoing, we are of the opinion that the 560,000 Shares subject to the Purchase Plan, when issued and paid for in accordance with the terms of the Purchase Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.


                    Very truly yours,

                    ARENT FOX KINTNER PLOTKIN & KAHN




                                          EXHIBIT 23.3(a)







             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of INTERSOLV, Inc. on Form S-8, of our report, dated July 18, 1997, on our audits of the consolidated financial statements and the financial statement schedule of INTERSOLV, Inc. and Subsidiaries, as of April 30, 1997 and 1996, and for the three years ended April 30, 1997 as included in its Annual Report on Form 10-K, which is incorporated by reference on this Form S-8.




COOPERS & LYBRAND L.L.P.

Washington, D.C.
August 25, 1997